UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

(Date of earliest event reported): June 30, 2014

LIME ENERGY CO.
(Exact name of registrant as specified in its charter)

DELAWARE	001-16265	36-4197337
(State or other jurisdiction of	(Commission File #)	(IRS Employer Identification No.)
incorporation or organization

16810 Kenton Drive, Suite 240, Huntersville North Carolina 28078
(Address of principal executive offices)

(704) 892-4442
(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.                                        Other Events.

This Current Report on Form 8-K is being filed to amend and update the description of capital stock of Lime Energy Co. (the “Company”) contained in its Form 8-A (File No. 001-16265) filed with the Securities and Exchange Commission on February 21, 2008, including any amendments or reports that the Company has filed for the purposes of updating that description.

General

As of March 31, 2014, the Company had 50,000,000 authorized shares of common stock, par value $0.0001 per share; 2,000,000 shares of authorized Series A preferred stock, par value $0.01 per share, and 1,000,000 shares of authorized Series B preferred stock, par value $0.01 per share.

Also as of that date, the Company had 957,624 shares of Series A preferred stock and 601,232 shares of Series B preferred stock issued and outstanding, which are convertible into an additional 4,852,768 shares of common stock that vote on as converted basis, of which two investors own 50.6%.  As a result of their significant ownership, these investors may have the ability to exercise a controlling influence over the Company’s business and corporate actions requiring stockholder approval, including the election of our directors, a sale of substantially all of our assets, a merger between the Company and another entity or an amendment to the Company’s certificate of incorporation.

Also as of that date, the Company also had issued Series A Warrants (defined below) to purchase 264,551 shares of the Company’s common stock, Series B Warrants (defined below) to purchase 848,058 shares of the Company’s common stock, and Sub Debt Warrants (defined below) to purchase 644,991 shares of the Company’s common stock.

Common Stock

Holders of our common stock are entitled to one vote per share on all matters submitted to a vote of our stockholders and will share ratably on a per share basis in any dividends declared on our common stock. Holders of our common stock have no preemptive, subscription, redemption or conversion rights. Upon our liquidation, dissolution or winding up and after payment of all prior claims, the holders of shares of common stock would share ratably on a per share basis in all of our assets. All shares of common stock currently outstanding are fully paid and nonassessable. Any shares of common stock which stockholders acquire through conversion of preferred stock or exercise of warrants will also be fully paid and nonassessable.

Preferred Stock

Subject to the rights of holders of any outstanding preferred stock, our Board of Directors, without further stockholder approval, may authorize the issuance of preferred stock in one or more additional series from time to time and fix or alter the designations, relative rights, priorities, preferences, qualifications, limitations and restrictions of the shares of each series. The rights, preferences, limitations and restrictions of different series of preferred stock may differ with respect to dividend rates, amounts payable on liquidation, voting rights, conversion rights, redemption provisions, sinking fund provisions and other matters. Our Board of Directors (1) may authorize the issuance of preferred stock that ranks senior to our common stock for the payment of dividends and the distribution of assets on liquidation, (2) can fix limitations and restrictions upon the payment of dividends on our common stock to be effective while any shares of preferred stock are outstanding, and (3) can also issue preferred stock with voting and conversion rights that could adversely affect the voting power of the holders of common stock.

Series A Preferred Stock

On September 23, 2013, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the “Series A Purchase Agreement”) with a group of investors including Mr. Richard Kiphart, the Company’s Chairman and largest individual stockholder, and Mr. Christopher Capps, a member of its Board of Directors (collectively with the other investors, the “Series A Investors”). Pursuant to the terms of the Series A Purchase Agreement, the Series A Investors purchased 926,223 shares of the Company’s Series A Preferred Stock (the “Series A Preferred Shares”) at a price per preferred share of $10.00.

The Series A Preferred Shares are entitled to an accruing dividend of 12.5% per annum of their original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations), payable semi-annually in arrears. Such dividends shall be paid in additional Series A Preferred Shares at the original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations) or, at the sole discretion of the Company’s board of directors, in cash.

The Series A Preferred Shares may be converted at the election of the holder of such shares, into shares of the Company’s common stock at a conversion price which was initially equal to $3.78 per share (the “Series A Conversion Price’). The Series A Conversion Price is to be proportionately adjusted for stock splits, combinations and similar recapitalizations, and, subject to a floor of $3.50, shall be adjusted for future issuances of common stock (excluding certain issuances) at a price per share less than the Series A Conversion Price on a broad based, weighted average basis.  The Company can require conversion of the Series A Preferred Shares if the weighted average price for its common stock is at least two hundred percent (200%) of the Series A Conversion Price for at least 20 trading days during a 30 trading day period ending within five trading days prior to the Company sending a notice of forced conversion to the holders of the Series A Preferred Shares.  On December 30, 2013, as the result of the issuance of shares of Series B Preferred Shares (described below), the Series A Conversion Price was reduced to $3.58 per share.  The Series A Conversion Price was further reduced to $3.51 per share on February 4, 2014, when the Company issued additional Series B Preferred Shares.

The Company may redeem all or a portion of the Series A Preferred Shares at its option at any time unless prohibited by Delaware law governing distributions to stockholders. The redemption price for each Series A Preferred Share shall be its original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations) plus any accrued but unpaid dividends multiplied by a factor based on the date the notice of such redemption is sent to holders of the Series A Preferred Shares. If such notice is sent before the first anniversary of the issuance of the Series A Preferred Shares, the factor shall be 103%, if thereafter but before the second such anniversary, the factor shall be 102%, if thereafter but before the third such anniversary, the factor shall be 101% and thereafter, the factor shall be 100%.

Series B Preferred Stock

On December 30, 2013, the Company entered into a Preferred Stock and Warrant Purchase Agreement (the “Series B Purchase Agreement”) with a group of Series B Investors including Mr. Richard Kiphart, the Company’s Chairman and largest individual stockholder (collectively with the other investors, the “Series B Investors”).  Pursuant to the terms of the Series B Purchase Agreement, the Series B Investors purchased 400,000 shares of the Company’s Series B Preferred Stock (the “Series B Preferred Shares”) at a price per Series B Preferred Share of $10.00.  On January 29, 2014, the Company entered into a Series B Purchase Agreement with Greener Capital Partners Fund II, L.P. (the “Greener Capital”), pursuant to which Greener Capital has purchased an aggregate of 200,000 shares of the Company’s Series B Preferred Shares at a price per Preferred Share of $10.00.  Greener Capital funded the purchase and the transaction closed on February 4, 2014.

The Series B Preferred Shares are entitled to an accruing dividend of 12.5% per annum of their original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations), payable semi-annually in arrears. Such dividends shall be paid in additional Series B Preferred Shares at the original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations) or, at the sole discretion of the Company’s board of directors, in cash.

The Series B Preferred Shares may be converted, at any time following the approval of such conversion by the Company’s stockholders, at the election of the holder of such shares, into shares of the Company’s common stock at a conversion price which was initially equal to $2.83 per share (the “Series B Conversion Price”). The Series B Conversion Price is to be proportionately adjusted for stock splits, combinations and similar recapitalizations, and, subject to a floor of $2.50, shall be adjusted for future issuance of common stock (excluding certain issuances) at a price per share less than the Series B Conversion Price on a broad-based weighted average basis. The Company can require conversion of the Series B Preferred Shares if the weighted average price for its common stock is at least two hundred percent (200%) of the Conversion Price for at least 20 trading days during a 30 trading day period ending within five trading days prior to the Company sending a notice of forced conversion to the holders of the Series B Preferred Shares.

The Company may redeem all or a portion of the Series B Preferred Shares at its option at any time unless prohibited by Delaware law governing distributions to stockholders. The redemption price for each Series B Preferred Share shall be its original issue price (subject to adjustment for stock splits, combinations and similar recapitalizations) plus any accrued but unpaid dividends multiplied by a factor based on the date the notice of such redemption is sent to holders of the Series B Preferred Shares. If such notice is sent before the first anniversary of the issuance of the Series B Preferred Shares, the factor shall be 103%, if thereafter but before the second such anniversary, the factor shall be 102%, if thereafter but before the third such anniversary, the factor shall be 101% and thereafter, the factor shall be 100%.

Warrants

Series A Warrants

In connection with the entry into the Series A Purchase Agreement, the Company issued the Series A Investors warrants (the “Series A Warrants”) to purchase 264,551 shares of its common stock at $3.78 per share, which exercise price is subject to adjustment as described therein for subdivisions or combinations. The Series A Warrants became exercisable commencing on their issuance date, expire on the fifth anniversary of their issuance and contain a cashless exercise option.

Series B Warrants

In connection with the entry into the Series B Purchase Agreement, the Company issued the Series B Investors warrants (the “Series B Warrants”) to purchase 848,058 shares of its common stock at $2.83 per share, which exercise price is subject to adjustment as described therein for subdivisions or combinations. These warrants became exercisable commencing on their issuance date, expire on the fifth anniversary of their issuance and contain a cashless exercise option.

Sub Debt Warrants

On October 22, 2012, the Company entered into a Convertible Note and Warrant Purchase Agreement (the “Sub Debt Purchase Agreement”) with a group of investors including Mr. Richard Kiphart, the Company’s Chairman and largest individual stockholder, and Mr. Christopher Capps, a member of its Board of Directors (collectively with the other investors, the “Holders”).  In connection with the entry into the Sub Debt Purchase Agreement, the Company issued the Holders warrants (the “Sub Debt Warrants”) to purchase 644,991 shares of its common stock at $4.69 per share, which exercise price is subject to adjustment as described therein for subdivisions, combinations and certain other issuances.  The Sub Debt Warrants became exercisable commencing on their issuance date, expire on the fifth anniversary of their issuance and contain a cashless exercise option.

Investor Rights Agreement

The Company has entered into an investor rights agreement with the holders of our subordinated convertible notes, including Mr. Richard Kiphart, who is our largest stockholders and chairman of our Board of Directors. This agreement sets forth rights applicable to all registrable securities held by these investors, including demand registration rights and “piggyback” registration rights. Any of these investors may, at any time, subject to certain terms and conditions, require us to file with the SEC and cause to be declared effective, a registration statement covering the resale of shares of common stock held by such investors unless the number of shares to be registered for the investors is less than 1,000,000 in the aggregate. Additionally, whenever the Company proposes to register any of our equity securities under the Securities Act, the investors will be entitled to customary “piggyback” registration rights to the extent we may do so without violating registration rights of others which existed at the time this agreement was executed.

Registration Rights

Under our Amended and Restated Directors’ Stock Option Plan, our directors are entitled to customary “piggy-back” registration rights for all shares of stock obtained through the exercise of options for any registration statement we file with the Securities and Exchange Commission, subject to certain conditions.

Delaware Anti-Takeover Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law. In general, this section prohibits a publicly held Delaware corporation from engaging in a business combination with an interested stockholder for a period of three years after the date of the transaction in which the person becomes an interested stockholder, unless:

•  before the date on which the stockholder became an interested stockholder, the corporation’s Board of Directors approved either the business combination or the transaction in which the person became an interested stockholder;

•  the stockholder acquires more than 85% of the outstanding voting stock of the corporation, excluding shares held by directors who are officers or held in certain employee stock plans, upon consummation of the transaction in which the stockholder becomes an interested stockholder; or

•  the business combination is approved by the Board of Directors and by at least two-thirds of the outstanding voting stock of the corporation that is not held by the interested stockholder, at a meeting of the stockholders held on or after the date of the business combination.

An interested stockholder is a person who, together with affiliates and associates, owns, or at any time within the prior three years did own, 15% or more of the corporation’s voting stock. Business combinations include, without limitation, mergers, consolidations, stock sales, asset sales or other transactions resulting in a financial benefit to interested stockholders.

Anti-Takeover Effects of Certain Charter and By-Law Provisions

Our charter and By-laws contain provisions relating to corporate governance and to the rights of stockholders. Our By-laws provide that special meetings of stockholders may only be called by our Board of Directors, our Chairman of the Board or our President and shall be called by our Chairman, President or Secretary at the request in writing of stockholders owning at least one-fifth of the outstanding shares of capital stock entitled to vote. In addition, our charter provides that our Board of Directors may authorize the issuance of preferred stock without further stockholder approval and upon those terms and conditions, and having those rights, privileges and preferences, as our Board of Directors may determine.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Wells Fargo Shareholder Services.

Listing

Our common stock is listed on The NASDAQ Capital Market under the symbol “LIME.”

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

LIME ENERGY CO.:
Dated: June 30, 2014	By:	/s/ Mary Colleen Brennan
Mary Colleen Brennan
Chief Financial Officer & Treasurer